Exhibit 10.1

OMNIBUS AGREEMENT

This Omnibus Agreement (“Agreement”) is entered into this 5th  day of November 2013 between magicJack Vocaltec Ltd. (the “Company”), and Daniel Borislow (herein referred to as “Borislow”).  Sometimes the Company and Borislow are referred to herein individually as a “party” and collectively as the “parties.”

RECITALS

A.          Borislow is a founder of the Company’s predecessor in interest;

B.           Borislow may be intimately familiar with the Company’s business model, and has recruited and formed personal relationships with several of the Company’s key employees, contractors and vendors;

C.           The Company deems it to be in its best interest to enter into this Agreement for the purpose of obtaining Borislow’s agreement (i) not to use his knowledge regarding the Company and/or his relationships with its key constituencies in a manner that is adverse to interests of the Company and its shareholders, (ii) to be available to provide such consulting services as Board of Directors (the “Board”) may request from time to time during the term specified in this Agreement and (iii) to forego any claims or rights that he may have in respect of the intellectual property owned by the Company; and

In consideration of the foregoing, the Company and Borislow agree as follows:

1.           Definitions.  In addition to the terms that are defined in the context of this Agreement, the following terms as used in this Agreement shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person controlled by, controlling or under common control with such Person.  For purposes of Section 8, any Person that owns Voting Securities with respect to which neither Borislow nor his wife have the right to vote or cause the transfer of will not be considered an Affiliate of Borislow.

“Beneficially Own” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof).  The terms “Beneficial Ownership”, “Beneficially Owned” and “Beneficial Owner” have correlative meanings.

A “Change of Control” shall be deemed to occur if (i) a Person acquires ownership of stock that, together with stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; (ii) a majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of such Board before the date of such appointment or election; or (iii) a Person (other than a Person controlled, directly or indirectly, by shareholders of the Company that own, in the aggregate more than 50% of the outstanding Voting Securities of the Company prior to the proposed transaction) acquires fifty percent (50%) or more of the gross fair market value of the assets of the Company over a six (6) month period.

“Code” means the Internal Revenue Code of 1986, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Law” means any statute, rule or regulation of any governmental authority and any order or decision of any judicial or administrative body.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act as used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof and for this purpose, the Company or a Subsidiary owns a majority ownership interest in such a business entity (other than a corporation) if the Company or Subsidiary shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term ‘‘Subsidiary’’ shall include all Subsidiaries of such Subsidiary.

“Voting Securities” shall mean any common stock or other securities of the Company entitled to vote in the election of directors of the Company, and securities convertible into or exercisable or exchangeable for such securities, whether or not subject to the passage of time or other contingencies.

2.           Relationships Between the Parties.  The Company and Borislow are entering into this Agreement to agree as to the extent of their ongoing relationship and the duties, responsibilities or obligations that the Company or Borislow may have to each other after the date hereof.  Except to the extent expressly provided in this Agreement, Borislow agrees that he shall not have, nor undertake to perform, any duties, obligations or responsibilities for the Company or any of its Subsidiaries, shall not hold himself out as an officer, director or other representative of the Company and shall not otherwise have any involvement  in the business or operations of the Company or any of its Subsidiaries (other than to the extent Borislow has rights as a shareholder of the Company, as the same may be limited by this Agreement).  Borislow and the Company agree that, except to the extent expressly provided in this Agreement, the Company and its Subsidiaries shall have no duties, obligations or responsibilities to Borislow (other than to the extent that the Company has any obligations to Borislow as a shareholder of the Company, as the same may be limited by this Agreement).  Borislow and the Company agree that the rights and benefits conveyed to each other pursuant to this Agreement (including, without limitation, the benefits conveyed to Borislow pursuant to Sections 4 and 11) are provided in consideration of the rights and benefits conveyed by this Agreement (including, without limitation, the rights conveyed for the benefit of the Company set forth in Sections 5 through 9).

3.           Term.  The duties and obligations of Borislow under each of Sections 6, 7, 8 and 9 shall be effective from the date first written above (the “Effective Date”) until the earliest of (a) the date that is two (2) years following the Effective Date or (b) the date that is one hundred eighty (180) days after a Change of Control of the Company (the “Term”).  The obligations of the Company and its Subsidiaries in Section 11 shall survive for the periods set forth in Section 11.

4.           Issuance of Shares.  The Company shall issue to Borislow 300,000 ordinary shares (the “Shares”).  Borislow agrees and acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”).  One-third of the Shares shall not be subject to any restrictions on transfer other than to the extent provided by applicable law.  The remaining two-thirds of the Shares (the “Restricted Shares”) shall not be transferrable by Borislow until the earlier of (a) the first anniversary of the date hereof or (b) a Change of Control, except that the Restricted Shares may be transferred in whole or part to one or more of Borislow’s Affiliates or family members or one or more trusts for the benefit of Borislow and one or more of his family members, but any such transferred Restricted Shares shall remain subject to the same restrictions as would have applied had they continued to be held by Borislow.  To the extent that Borislow effects any transfer of any Shares, such transfer shall be effected in accordance with the requirements of, or in reliance upon an applicable exception available under, the 1933 Act.

5.           IP Assignment.  The Company and Borislow agree that the Company and its Affiliates own any and all Inventions made, conceived, reduced to practice, or learned by him, either alone or with others, whether as a founder of the Company’s predecessor, or during his tenure as employee or contractor of the Company, its Affiliates or any of their respective successors. Notwithstanding the foregoing, Borislow may still retain certain Intellectual Property Rights and Moral Right, including, without limitation, any rights that may exist under applicable law, in respect of the Inventions described in the preceding sentence.  In light of the intent of the parties to conclude their relationships except to the extent provided herein, the parties have agreed to resolve any claims, rights or interests that Borislow may have in respect to such Inventions.  Pursuant to this Agreement, Borislow hereby transfers to the Company or its designated Affiliate(s) all of his rights, title and interests in and to the Inventions, and any and all Intellectual Property Rights and Moral Rights in respect thereto, made, conceived, reduced to practice, or learned by him, either alone or with others, whether as a founder of the Company’s predecessor, or during his tenure as employee or contractor of the Company, its Affiliates or any of their respective successors, or any other Inventions otherwise made, conceived, reduced to practice or learned by him, either alone or with others, including, but not limited to, in each case, any claim or right that he may currently have, or have had, against or in respect of, or license to use or otherwise have the Company or any of its Affiliates provide access to, any such Invention. For purposes of this Agreement, the following terms shall have the following meanings:

a.           “Invention” means any ideas, concepts, information, materials, processes, data, programs, know-how, improvements, discoveries, developments, designs, artwork, formulae, other copyrightable works and techniques, which in any way relate to the business of the Company or any of its Affiliates as in effect on the date of this Agreement or which prior to the date of this Agreement were intended by the Company (as evidenced by the Company’s records in existence as of the date of this Agreement) to be used by the Company or any of its Affiliates in any future line of business, and all Intellectual Property Rights in any of the items listed above.

b.           “Intellectual Property Rights” means all trade secrets, copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country with respect to any Invention.

c.           “Moral Rights” means all paternity, integrity, disclosure, withdrawal, special and any other similar rights recognized by the laws of any jurisdiction or country with respect to any Invention.

Borislow agrees to execute any documents that the Company shall reasonably request to effect or perfect any such assignment of any rights in respect of the Inventions or release of any claims against any such Inventions, including without limitation the Intellectual Property Rights and Moral Rights thereto.  To the extent any such Moral Rights cannot be assigned or released to Company and to the extent the following is allowed by the laws in any country where such Moral Rights exist, Borislow hereby unconditionally and irrevocably waives the enforcement of such Moral Rights, and all claims and causes of action of any kind against Company or related to Company’s customers, with respect to such rights.  Borislow further acknowledges and agrees that neither his successors-in-interest nor legal heirs retain any Moral Rights in any Inventions.

6.           Consulting Services.  During the Term, Borislow shall provide to the Company or its Affiliates such consulting services, if any, as the Board shall from time to time request in writing that Borislow perform on behalf of the Company (the “Services”).  Except to the extent specified in a written request from the Board, Borislow shall not have any duty or obligation to, and shall not, perform any services on behalf of the Company.  Borislow shall report solely to the Board with respect to the Services requested hereunder.  No written request for Services from the Board shall require Borislow to perform more than 10 hours of Services in any calendar month or more than an aggregate of 100 hours of Services over the Term.  Upon delivery of a written request for Services, the Board and Borislow shall agree upon the time and place that such requested Services are to be performed, taking into account Borislow’s other commercial and personal commitments.  To the extent that Services are requested by the Board, the Board shall make such reasonable accommodations as shall be necessary or appropriate under the circumstances to avoid a conflict for Borislow with respect to his other commitments.  In connection with the provision of Services, the Company will pay Borislow a fee of $200 for each hour of Service performed at the written request of the Board and shall reimburse Borislow for all reasonable travel and other out-of-pocket expenses incurred in connection with the Services, promptly after submission of receipts or other supporting documentation.

7.           Standstill Agreement.  During the Term of this Agreement, Borislow will not:

a.           solicit proxies or written consents of shareholders or any other person with the right to vote or power to give or withhold consent in respect of any Voting Securities, or conduct, encourage, participate, or except for voting any Voting Securities held by Borislow or his Affiliates or family members, engage in any other type of referendum (binding or non-binding) with respect to any Voting Securities, or otherwise solicit any action by the holders of Voting Securities or any other person with the right to vote or power to give or withhold consent in respect of, any Voting Securities;

b.           make, or in any way participate or engage in any “solicitation” of any proxy, consent or other authority to vote any Voting Securities, with respect to any matter;

c.           seek to place a representative on the Board or seek the removal of any director from the Board;

d.           otherwise act, alone or in concert with others, to seek to control or

e.           influence the management, Board or policies of the Company, or initiate or take any action to obtain representation on the Board, except to the extent that any such action occurs in connection with the performance by Borislow of any Services for the Company pursuant to Section 6;

f.            become a participant in any contested solicitation with respect to the Company, including without limitation relating to the removal or the election of directors;

g.           initiate, propose or otherwise solicit shareholders for the approval of any shareholder proposal with respect to the Company (other than a proposal that the Board has recommended that the Company’s shareholders vote to approve);

h.           directly or indirectly (i) endorse, advocate or otherwise encourage (whether by directly or indirectly communicating with any shareholder, or otherwise) a vote against or the withholding of a vote on any matter that is being placed before a vote of shareholders and with respect to which the Board is recommending a vote in favor, or (ii) otherwise undermine or interfere with the Company’s efforts to secure shareholder approval with respect to any such matter placed before a vote of shareholders and with respect to which the Board is recommending a vote in favor;

i.            without the prior written consent of the Company, except for the formation of any “group” comprised of Borislow, his family members and Affiliates, form, join or in any way participate in a partnership, limited partnership, syndicate or other group, including without limitation a group as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities, or otherwise support or participate in any effort by a third party with respect to the matters set forth in paragraphs (a) – (e) of this Section 7, or deposit any Voting Securities in a voting trust or subject any Voting Securities to any voting agreement;

j.            seek to have the Company waive, amend or modify any provision of its governing documents, as the same may otherwise be amended from time to time in a manner that would materially affect the rights and obligations of the parties under this Agreement;

k.           either directly or indirectly for himself or his Affiliates, or in conjunction with any other person or entity in which he proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way knowingly support, assist or facilitate any other person to effect or seek, offer or propose to effect, or cause or participate in, (i) any tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its Subsidiaries; (ii) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its Subsidiaries; or (iii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its Subsidiaries;

l.           enter into any arrangements, understanding or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other person in connection with any of the foregoing, or make any investment in or enter into any arrangement with, any other person that engages, or offers or proposes to engage, in any of the activities or transactions referenced in the foregoing paragraphs of this Section 7;

m.          publicly disclose, or cause to facilitate the public disclosure (including the filing of any document or report with the Securities and Exchange Commission or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of any intent, purposes, plan or proposal to obtain any waiver, or consent under, or any amendment of, any provisions of this Section 7;

n.           transfer Beneficial Ownership of Voting Securities Beneficially Owned by Borislow, other than (a) in an arm’s length sale to an unaffiliated third party, or (b) to a Person who agrees to be bound by the terms of this Section 7; or

o.           cause anyone else, or induce any other person, to take any action that would, if taken directly by Borislow, be in breach of his commitments in respect of any of the foregoing provisions of this Section 7.

None of the foregoing restrictions will prevent Borislow and his Affiliates and family members from voting or transferring any Voting Securities as they determine in their discretion.

8.           Quorum.  During the Term, Borislow hereby agrees (i) to cause all Voting Securities owned by him or which he otherwise has the right to vote to be present for quorum purposes for all matters submitted to a vote of the Company’s shareholders and (ii) with respect to other Voting Securities Beneficially Owned by him, to exercise all contractual or other rights he has to cause all such Voting Securities to be present for quorum purposes for all matters submitted to a vote of the Company’s shareholders.  This Section 8 shall in no event require Borislow to travel outside the United States.

9.           Restrictive Covenants.

a.           General.  The Company and Borislow hereby acknowledge and agree that (i) in connection with his association with the Company, Borislow has been in possession of trade secrets of the Company and its Subsidiaries (the “Trade Secrets”), (ii) the restrictive covenants contained in this Section9 are justified by legitimate business interests of the Company, including, but not limited to, the protection of the Trade Secrets, and (iii) the restrictive covenants contained in this Section 9 are reasonably necessary to protect such legitimate business interests of the Company.  Borislow agrees that the consideration provided to him pursuant to Section 4 constitutes full and fair consideration for the covenants and obligations set forth in this Agreement and that Borislow will not contend otherwise in any proceeding seeking to enforce any such covenant(s).

b.           Non-Competition.  Borislow agrees that during the Term, Borislow will not, directly or indirectly, either (i) on Borislow’s own behalf or as a partner, officer, director, trustee, executive, agent, consultant or member of any person, firm or corporation, or otherwise, enter into the employ of, render any service to, or engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any Subsidiary as of the date of this Agreement or proposed to be conducted as of the date of this Agreement, or (ii) become an officer, employee or consultant of, or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is known by Borislow to purchase substantial goods or services from the Company or any Subsidiary; provided, however, that the foregoing shall not be deemed to prevent Borislow from investing in securities of any company having a class of securities which is publicly traded, so long as through such investment holdings in the aggregate, Borislow is not deemed to be the beneficial owner of more than ten percent (10%) of the class of securities that is so publicly traded.

c.           Non-Solicitation.  Borislow shall not at any time during the Term, without the prior written consent of the Company, solicit, directly or indirectly, any employee of the Company or of any Subsidiary (“Employee”), to leave such employment or to consider or accept, employment, with any other entity, nor shall Borislow hire, or assist any entity, directly or indirectly, to pursue or hire any such Employee or any former officer or other management employment of the Company who was an Employee of the Company at any time during the three month period immediately prior to date as of which such person would be hired by Borislow or any such entity.  Notwithstanding the immediately preceding sentence, the Company has agreed that Borislow may solicit the employment of, and hire, directly or indirectly, the persons identified on Exhibit B hereto.

d.           Enforcement.  Borislow agrees and acknowledges that the restrictions contained in this Section 9 are reasonable in scope and duration and are necessary to protect the Company and its Subsidiaries.  Borislow further agrees that he will not in any way challenge, contest or refute the validity, or the reasonableness of this covenants set forth in this Section 9 or the undertakings made by him in Section 2.  If any covenant or agreement contained in this Section 9 is found by a court or arbitral body having jurisdiction to be unreasonable in duration, geographical scope or character of restriction, the covenant or agreement will not be rendered unenforceable thereby but rather the duration, geographical scope or character of restriction of such covenant or agreement will be reduced or modified with retroactive effect to make such covenant or agreement reasonable, and such covenant or agreement will be enforced as so modified.  Borislow agrees and acknowledges that the breach of this Section 9 or of his undertakings in Section 2 may cause irreparable injury to the Company or its Subsidiaries and upon the breach of any provision of this Section 9 or the undertakings in such Section 2, the Company or any of its Subsidiaries shall be entitled to injunctive relief, specific performance or other equitable relief, without being required to post a bond; provided however, that, this shall in no way limit any other remedies which the Company or any of its Subsidiaries may have (including, without limitation, the right to seek monetary damages or rescission of this Agreement).

10.         Representations.

a.           Borislow hereby represents and warrants to the Company that (i) the execution, delivery and full performance of this Agreement by Borislow does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which he is a party or any judgment, order or decree to which he is subject; and (ii) upon the execution and delivery of this Agreement by Borislow and the Company, this Agreement will be Borislow’s valid and binding obligation, enforceable in accordance with its terms, subject as to enforcement to the effect of bankruptcy or insolvency laws and laws affecting creditors’ rights generally.

b.           The Company hereby represents and warrants to Borislow that (i) the execution, delivery and full performance of this Agreement by the Company has been duly authorized by the Board and any required committee thereof and does not require approval of the Company’s stockholders, does not and will not conflict with, breach, violate or cause a default under any applicable Law, and does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which it or any of its Subsidiaries is a party or any judgment, order or decree to which it or any of its Subsidiaries is subject; (ii) upon the execution and delivery of this Agreement by Borislow and the Company, this Agreement will be the Company’s valid and binding obligation, enforceable in accordance with its terms, subject as to enforcement to the effect of bankruptcy and insolvency laws and laws affecting creditors’ rights generally; and (iii) the Shares when issued in accordance with this Agreement will be validly issued, fully paid and non-assessable, and free and clear of all liens and encumbrances other than restrictions on transfer set forth herein.

11.         Indemnity and Insurance.

a.           The Company agrees that for a period of six (6) years after the date of this Agreement it will provide Borislow coverage under the indemnification or exculpation provisions in any organizational documents of the Company or any of its Subsidiaries (“Organizational Documents”) with respect to any period when Borislow served as a director or officer of the Company or any of its Subsidiaries on the same basis as such indemnification and exculpation is then made available generally to the Company’s then current officers and directors.  To the extent that the Company has or maintains any director and officers insurance policies during the six (6) years after the date of this Agreement, the Company shall cause Borislow to be treated as a named insured thereunder with respect to any period when Borislow served as a director or officer of the Company or any of its Subsidiaries on the same terms and conditions as generally apply to the Company’s then current officers and directors.

b.           The Company further agrees that it will continue to indemnify, and it will cause the applicable subsidiaries to continue to indemnify, Borislow with respect to the matters set forth on Exhibit B, subject to the applicable terms and conditions of the Organizational Documents and any insurance policies of the type referred to in paragraph a above.  This obligation will continue until such matters are fully resolved.

12.         Arbitration of Disputes.  Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA”) in West Palm Beach, Florida (or such other location as the parties shall mutually agree in writing).  Any such arbitration shall be in front of three (3) arbitrators selected in accordance with the applicable rules of the AAA.  Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  This Section 12 shall be specifically enforceable. Notwithstanding the foregoing, this Section 12 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided, however, that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 12.

13.         Consent to Jurisdiction; Waiver of Jury Trial.

a.           To the extent that any court action is permitted consistent with or to enforce Section 9 of this Agreement, the parties hereby consent to the exclusive jurisdiction of the United States District Court for the Southern District of Florida or if jurisdiction is not permitted in Federal courts, in the state courts located in West Palm Beach, Florida.  Accordingly, with respect to any such court action, Borislow (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.  Accordingly, with respect to any such court action, the Company (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

b.           Agents For Service.  The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of any action as provided in this Section 13.  In addition, within thirty (30) days after the date of this Agreement, the Company will designate and appoint an agent for service of process (the “Registered Agent”) in Florida as its Registered Agent upon whom process may be served in any such action and confirm to Borislow that (i) the Company has appointed its Registered Agent, (ii) the Company has notified the Registered Agent of such designation and appointment and that the Registered Agent has accepted the same in writing and (iii) the Company has authorized and directed the Registered Agent to accept such service.  The Company further agrees that service of process upon its Registered Agent and written notice of said service to the Company mailed by first class mail or delivered to its Registered Agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding.

c.           Each of the parties hereto waives any right to a trial by jury in connection with any litigation arising under or relating to this Agreement.

14.         Legal Fees and Expenses.  In the event that either party shall bring an action to enforce its rights or to seek damages for breach of the other party’s duties, obligations, promises or commitments under this Agreement,  including any action to enforce Borislow’s obligations under Section 9 or his undertakings in Section 2 (an “Agreement Action”), the party that does not prevail in any such Agreement Action shall pay the prevailing party, or reimburse the prevailing party for, his or its reasonable legal fees and expenses incurred in respect of such Agreement Action, and shall bear all expenses (including, without limitation, any arbitrator fees or court costs) incurred in such of such Agreement Action. In the event that either party shall bring an action against the other asserting a claim that arises other than pursuant to the terms of this Agreement (a “Non-Agreement Action”), if such party does not prevail in such Non-Agreement Action, he or it shall pay the prevailing party, or reimburse the prevailing party for, his or its reasonable legal fees and expenses incurred in respect of such Non-Agreement Action, and shall bear all expenses (including, without limitation, any arbitrator fees or court cost) incurred in such of such Non-Agreement Action.  Payment in respect of any legal fees payable pursuant to this Section 14 shall be made promptly, but in no event later than 10 business days following the later of entry of an award or judgment in favor of the prevailing party or the provision to the non-prevailing party of an invoice thereof.

15.         Notices.  All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service, or one (1) business day after being sent to the recipient by reputable overnight courier services (charges prepaid).  Such notices, demands, and other communications shall be sent to the Company and Borislow at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  All notices, demands, and other communications hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient.

If to the Company:

magicJack Vocaltec Ltd
222 Lakeview Avenue
Suite 1550
West Palm Beach, FL 33401
Attention: CEO

If to Borislow:

Dan Borislow

With a copy (which shall not constitute notice) to:

John R. Utzschneider
Bingham McCutchen LLP
One Federal Street
Boston, MA  02110

16.         Choice of Law.  This Agreement is made under and shall be governed by and construed in accordance with the laws of Florida, without regard to its conflicts of law principles.

17.         Miscellaneous.

a.           Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of each of Borislow and the Company.

b.           Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, however, that this Agreement shall not be assignable (i) by Borislow, except with the written consent of the Company, or (ii) by the Company, except to an Affiliate or Subsidiary.  No assignment by the Company to an Affiliate or a Subsidiary will relieve the Company from its obligations hereunder.

c.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

d.           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

e.           Character of Consideration.  The Company and Borislow agree that, except for the fee payable pursuant to Section 6 for Services actually rendered, none of the consideration to be provided to Borislow under this Agreement shall be characterized or reported for Federal income tax purposes as compensation to Borislow for the performance of services.

f.            Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

g.           Press Release.  All public announcements relating to this Agreement and any related disclosure to be filed with the Securities and Exchange Commission will be provided to the other party for prompt review and reasonable comment prior to announcement or filing.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed in multiple originals by the parties hereto on the date and year first above written.

Company: magicJack Vocaltec Ltd.

By:	/s/ Gerald T. Vento
Name: Gerald T. Vento
Title: President and CEO

Borislow:

/s/ Daniel Borislow____________________________________
Daniel Borislow

Exhibit A

List of Employees Exempted from Non-Solicitation Covenant

Amange Foad Rikard Bone Henok Teklehaimanot Ben Vanderploeg Daniel Gocic Sebastian Mosquera

Exhibit B

Summary of Indemnification Claims

1.	Bussell v. Borislow, et al. (Pinellas County Circuit Court, Florida)
2.	Turner v. magicJack VocalTec Ltd, et al. (U.S.D.C., S.D.N.Y.)
3.	Ymax v. Di-Nur (Magistrate Court, Tel Aviv)